Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), by and between Design Within Reach, Inc. (the “Company”) and Ray Brunner (the “Executive”) is effective as of March 31, 2008 (the “Effective Date”).

WHEREAS, the Executive has been performing services to the Company pursuant to the terms of an Amended and Restated Offer Letter dated March 16, 2007;

WHEREAS, the Company wishes to retain the Executive to continue to serve as its President and Chief Executive Officer, and the Executive wishes to continue to be so employed, subject to the terms of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and intending to be bound hereby, the parties agree as follows:

1. Employment.

1.1 Term. Subject to the termination provisions hereinafter set forth, the Company agrees to employ the Executive in accordance with the terms of this Agreement and the Executive agrees to accept such terms of employment, effective as of the Effective Date for a term of five (5) years (the “Initial Term”). The Initial Term shall be automatically renewed for successive one year periods (“Successive Terms”) unless either party gives thirty (30) days written notice of nonrenewal. The giving by the Company of a notice of nonrenewal shall be deemed to be a termination under Section 3.2 hereof.

1.2 At-Will Employment. Notwithstanding Section 1.1, the Executive’s employment with the Company shall be “at will,” and either the Executive or the Company may terminate the Executive’s employment at any time, for any reason, with or without Good Reason (as defined below) or with or without Cause (as defined below); provided, that such termination is subject to the termination provisions of Section 3 of this Agreement.

1.3 Positions. During the Initial Term and any Successive Terms, the Executive will serve as President and Chief Executive Officer of the Company, reporting directly to the Board of Directors (the “Board”). At all times during the Initial Term and any Successive Terms, the Executive shall serve as a member of the Board if so requested by the Board.

1.4 Duties. The Executive will perform such duties and functions as are prescribed by the Board and are customarily performed by the President and Chief Executive Officer of an enterprise the size and nature of the Company, including the duties and functions from time to time assigned to him by the Board as are commensurate with such positions. Without limiting the generality of the foregoing, the Executive will be responsible for all aspects of the Company’s performance, including strategy, research and development, business development, sales and marketing, operations, manufacturing, corporate development, information management, finance, legal, patent, regulatory, human resources, investor relations and corporate communications.

1.5 Place of Performance. The Executive shall perform his services hereunder at the principal executive offices of the Company, which are currently located in San Francisco, California, or such other location as the Company may choose for its principal executive offices; provided, however, that the Executive will be required to travel from time to time for business purposes.

1.6 Time Devoted to Employment. The Executive will devote his best efforts and his full business time and services to the performance of his duties under this Agreement and will not engage in any other employment, occupation, consulting or other business activity that is related to the business in which the Company is now involved or in which it becomes involved during the Initial Term or any Successive Terms and will not engage in any other activities that conflict with his obligations to the Company. Notwithstanding the foregoing, the Executive may engage in charitable, community service and industry association activities and manage his own finances, so long as those activities do not interfere with the performance of his duties under this Agreement as determined by the Board.

2. Compensation, Equity, Expense Reimbursements and Benefits.

2.1 Base Salary. While he is employed as the Chairman, Chief Executive Officer and President of the Company, the Executive shall receive an annual salary of $375,000 (the “Base Salary”), paid semi-monthly on a pro-rata basis, or otherwise in accordance with the Company’s customary payroll practices, as in effect from time to time. The Compensation Committee of the Board (the “Compensation Committee”) shall review the Executive’s Base Salary annually.

2.2 Bonus. The Executive shall be eligible for annual incentive bonus compensation in accordance with performance objectives to be determined by the Board. The Executive’s annual bonus target shall equal 100% of his Base Salary.

2.3 Equity Awards. Subject to Executive’s continued employment, the Company will grant to the Executive a stock option to purchase 100,000 shares of the Company’s common stock each year during the five-year term of this Agreement. The Company shall make this annual award at the time of the first meeting of the Compensation Committee of the Board following the Company’s announcement of its results of operations for the first quarter of the fiscal year, beginning with the Company’s announcement of its results of operations for the first quarter of fiscal year 2008. Each of such option shall vest over a four-year period as follows: twenty-five percent (25%) of the option shares shall vest twelve (12) months following the date of grant and an additional 1/48th of the total number of option shares shall vest on each monthly anniversary thereafter, subject to Employee’s continued employment with the Company on each such vesting date. Except as expressly set forth herein, the options shall be subject to the terms, definitions and provisions of the Company’s Amended and Restated 2004 Equity Incentive Award Plan (or a new plan adopted by the Company after the date hereof) and the stock option agreements by and between the Executive and the Company, all of which documents are incorporated by reference herein.

2.4 Expenses. During the Term and any Successive Terms, the Executive will be entitled to reimbursement by the Company for all expenses reasonably incurred by him in connection with the performance of his duties, including, without limitation, travel and entertainment expenses reasonably related to the business of the Company. All expenses shall be incurred and paid in accordance with the policies and procedures established from time to time by the Company.

2.5 Relocation Benefits.

2.5.1 Lease Costs. During the Term and any Successive Terms, the Executive shall be entitled to reimbursement for the cost of leasing a house in the San Francisco Bay Area, in an amount not to exceed $10,000 per month; provided, however, that if the Executive leases his home in Portland, Oregon, the Company’s obligation under this Section 2.5.1 shall be reduced by the amount of rental income that the Executive receives; and provided further that in the event Executive sells his home in Portland, Oregon, the Company’s obligation under this Section 2.5.1 shall terminate six months following the date of such sale.

2.5.2 Relocation Costs. The Executive shall be entitled to reimbursement in an amount not to exceed $25,000 for the cost of moving household goods, hotel, travel and other expenses reasonably incurred in relocating from Portland, Oregon to the San Francisco Bay Area.

2.5.3 Costs of Sale of the Executive’s Residence. In the event that the Executive sells his home in Portland, Oregon, the Executive shall be entitled to reimbursement for the seller’s portion of the realtor fee, in an amount not to exceed 6% of the gross sales price.

2.5.4 Gross up of Relocation Benefits. The Company will gross up the amounts paid to the Executive pursuant to this Section 2.5 to fully compensate him for any taxes owed on such payments.

2.6 Other Benefits. During the Term, the Executive shall be entitled to participate in any benefit plans, policies or arrangements sponsored or maintained by the Company from time to time for its executive employees, including vacation or paid time off, health care benefits, and 401(k) plan. Notwithstanding the foregoing, the Executive’s eligibility for and participation in any of the Company’s employee benefit plans, policies or arrangements will be subject to the terms and conditions of such plans, policies or arrangements as they apply to other senior executives of the Company. Moreover, subject to the terms and conditions of such plans, policies or arrangements, the Company may amend, modify or terminate such plans, policies or arrangements at any time for any or no reason.

3. Termination.

3.1 In General. The Company may terminate the Executive’s employment at any time. The Executive may terminate his employment at any time. Upon any termination of the Executive’s employment with the Company for any reason: (i) the Executive (unless otherwise requested by the Board) concurrently will resign all director and officer positions he holds with the Company, its subsidiaries or affiliates; (ii) the Company will pay to the Executive all accrued but unpaid Base Salary and all accrued and unused vacation or paid time off through the date of termination; and (iii) except as explicitly provided in this Section 3 or otherwise pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA,”) or the California Continuation Benefits Replacement Act, as amended (“Cal-COBRA”), all compensation and benefits will cease and the Company will have no further liability or obligation to the Executive.

3.2 Termination without Cause or for Good Reason.

3.2.1 If the Executive’s employment by the Company ceases due to a termination by the Company without Cause or a resignation by the Executive for Good Reason and the Executive executes and does not revoke a general release of claims against the Company within 2-1/2 months after such termination of employment (a “General Release”), then, the Company will (a) pay to the Executive a lump sum cash amount equal to the sum of 12 months of the Executive’s Base Salary, and (b) in the event that the Executive elects to receive continued health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), premium reimbursement for a period of twelve (12) months or until the date Executive obtains alternate full-time employment or is otherwise no longer eligible for COBRA continuation coverage, whichever first occurs.

3.2.2 For purposes of this Agreement, “Cause” means, unless the Executive fully corrects the circumstances constituting Cause (provided such circumstances are capable of correction) prior to the date of termination, the Executive:

(a) has willfully committed an improper act that materially injures the business of the Company;

(b) has willfully and repeatedly refused or failed to follow specific, lawful and reasonable directions of the Board (other than any such refusal or failure resulting from the Executive’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has willfully and repeatedly refused or failed to follow specific, lawful and reasonable directions of the Board;

(c) has willfully, substantially and habitually neglected the Executive’s duties for the Company (other than any such neglect resulting from the Executive’s incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has willfully, substantially and habitually neglected his duties or services to the Company; or

(d) has been convicted of a felony or a crime involving moral turpitude.

3.2.3 For purposes of this Agreement, “Good Reason” means any of the following are undertaken without the Executive’s express written consent:

(a) the assignment to the Executive of any duties, authority or responsibilities which results in a material diminution in the Executive’s duties, authority or responsibilities;

(b) any diminution in the Executive’s title;

(c) the Executive ceasing to report to the Board;

(d) a reduction by the Company of the Executive’s Base Salary as of the Effective Date or as increased thereafter, other than in conjunction with a reduction in salaries affecting all officers of the Company;

(e) a relocation of the Executive’s business office to a location more than 50 miles from the location at which the Executive performs duties as of the Effective Date, except for required travel by the Executive on the Company’s business;

(f) a material breach by the Company of any provision of this Agreement, after written notice is delivered to the Company by the Executive specifying the nature of the breach, and failure by the Company to remedy the breach within 30 days of receipt of the Executive’s notice; or

(g) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

3.3 Termination for Death or Disability. If the Executive’s employment by the Company ceases due to a termination by reason of death or disability as determined by the Board in its sole discretion and the Executive (or the Executive’s beneficiaries as the case may be) executes and does not revoke a General Release within 2-1/2 months after such termination of employment, then the Company will provide to the Executive or his beneficiaries all wages earned through the date of termination.

3.4 Termination Without Cause by Company, or by Executive for Good Reason in Conjunction with a Change of Control.

3.4.1 If there is a Change of Control of the Company at any time after the Effective Date and if (a) in the three (3) month period prior to the Change of Control or (b) in the twelve (12) month period following the Change of Control the Executive’s employment is terminated by the Company other than for Cause or by the Executive for Good Reason and the Executive executes and does not revoke a General Release within 2-1/2 months after such termination of employment, then Company shall pay to the Executive, in lieu the payments and benefits described in Section 3.2.1 (i) a lump sum cash payment equal to two (2) times the Executive’s then current annual base salary, (ii) in the event that the Executive elects to receive continued health care coverage pursuant to COBRA, premium reimbursement for a period of twelve (12) months or until the date Executive obtains alternate full-time employment or is otherwise no longer eligible for COBRA continuation coverage, whichever first occurs, and (iii) all stock options or other equity incentives granted to Executive shall immediately vest.

3.4.2 For the purposes of this Agreement a “Change of Control” shall mean the occurrence of any of the following events:

(a) Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the total voting power represented by the Company’s then outstanding voting securities without the approval of the Board of Directors of the Company; or

(b) Merger/Sale of Assets. A merger or consolidation of the Company whether or not approved by the Board of Directors of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

3.5 Section 409A. Notwithstanding any provision to the contrary in this Agreement, if the Executive is deemed at the time of his separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (a) the expiration of the six (6) month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the regulations issued under Section 409A of the Code) or (b) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 3.5 shall be paid in a lump sum to the Executive and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

4. Restrictive Covenants. As consideration for all of the payments and equity awards to be made to the Executive pursuant to this Agreement, the Executive agrees to be bound by the provisions of this Section 4 (the “Restrictive Covenants”). These Restrictive Covenants will apply without regard to whether any termination of the Executive’s employment is initiated by the Company or the Executive, and without regard to the reason for such termination.

4.1 Covenant Not to Compete. The Executive covenants that, during the period beginning on the Effective Date and ending on the date of the termination of the Executive’s employment with the Company (the “Restricted Period”), he will not (except in his capacity as an employee or director of the Company) do any of the following, directly or indirectly, anywhere in the world:

4.1.1 engage or participate in any business competitive with the Business (as defined below);

4.1.2 become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any business competitive with the Business; provided, however, that unless such holdings materially interfere with the Executive’s performance of his duties hereunder, Executive or his affiliates may hold up to 4.9% of the outstanding securities of any class of any publicly traded securities of any company and up to 10% of the outstanding securities of any class of any non-publicly traded company and such ownership shall not constitute a breach of this section 4.1.2;

4.2 Covenant Not to Solicit. The Executive covenants that, during the Restricted Period and for one year thereafter, he will not (except in his capacity as an employee or director of the Company) do any of the following, directly or indirectly, anywhere in the world:

4.2.1 solicit or call on any customer, supplier, licensor, licensee, contractor, agent, representative, advisor, strategic partner, distributor or other person with whom the Company shall have dealt or any prospective customer, supplier, licensor, licensee, contractor, agent, representative, advisor, strategic partner, distributor or other person that the Company shall have identified and solicited at any time during the Executive’s employment by the Company for a purpose competitive with the Business;

4.2.2 influence or attempt to influence any employee, consultant, customer, supplier, licensor, licensee, contractor, agent, representative, advisor, strategic partner, distributor or other person to terminate or modify adversely to the Company any written or oral agreement, arrangement or course of dealing with the Company; or

4.2.3 solicit for employment any person who has been employed or retained by the Company within the 12 months preceding the termination of the Executive’s employment with the Company for any reason.

4.3 Covenant Not to Make Disparaging Statements. The Executive agrees not to make or publish any disparaging statements about the Company or its directors, officers, agents, employees or representatives, and the Company agrees not to make or publish any disparaging statements about the Executive; provided, however, that the foregoing shall not prohibit at any time the Company from reporting or commenting regarding the Executive’s business or professional conduct or actions occurring after the date of termination.

4.4 Covenant to Abide by Proprietary Information and Invention Assignment Agreement. The Executive shall sign and at all times continue to abide by the Company’s form of Proprietary Information and Investment Assignment Agreement.

4.5 Business. For purposes of this Agreement, “Business” means any business conducted by the Company during the period of the Executive’s employment with the Company.

4.6 Acknowledgements. The Executive acknowledges that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the duration and geographic scope of the Restrictive Covenants are reasonable given the nature of this Agreement and the position the Executive will hold within the Company. The Executive further acknowledges that the Restrictive Covenants are included herein in order to induce the Company to continue to employ the Executive pursuant to this Agreement and that the Company would not have entered into this Agreement in the absence of the Restrictive Covenants.

4.7 Remedies and Enforcement upon Breach.

4.7.1 Specific Enforcement. The Executive acknowledges that any breach by him, willfully or otherwise, of the Restrictive Covenants will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. The Executive shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. In the event of any such breach by the Executive, the Company shall have the right to enforce the Restrictive Covenants by seeking injunctive or other relief in any court, without any requirement that a bond or other security be posted, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company.

4.7.2 Judicial Modification. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to modify such provision and, in its modified form, such provision shall then be enforceable.

4.7.3 Accounting. If the Executive breaches any of the Restrictive Covenants, the Company will have the right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of such breach. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

4.7.4 Enforceability. If any court holds the Restrictive Covenants unenforceable by reason of their breadth or scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographic scope of such Restrictive Covenants.

4.7.5 Disclosure of Restrictive Covenants. The Executive agrees to disclose the existence and terms of the Restrictive Covenants to any employer that the Executive may work for during the Restricted Period.

5. Miscellaneous.

5.1 Prior Agreements. This Agreement shall supersede and replace in its entirety the Consulting Agreement.

5.2 Code Section 409A. This Agreement shall be interpreted, construed and administered in a manner that does not cause the Executive to incur federal tax liability under Section 409A of the Code.

5.3 Other Agreements. The Executive represents and warrants to the Company that there are no restrictions, agreements or understandings whatsoever to which he is a party that would prevent or make unlawful his execution of this Agreement, that would be inconsistent or in conflict with this Agreement or the Executive’s obligations hereunder, or that would otherwise prevent, limit or impair the performance by the Executive of his duties under this Agreement.

5.4 Successors and Assigns. The Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise. The duties of the Executive hereunder are personal to the Executive and may not be assigned by him.

5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflicts of laws.

5.6 Arbitration. Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in San Francisco County, California through Judicial Arbitration & Mediation Services/Endispute (“JAMS”) under the then existing JAMS arbitration rules. However, nothing in this Section is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. The Company will pay the direct costs and expenses of any such arbitration, including the fees and costs of the arbitrator. Each party in any such arbitration shall be responsible for its own attorneys’ fees and related costs and necessary disbursements; provided, however, that in the event one party refuses to arbitrate and the other party seeks to compel arbitration by court order, if such other party prevails, except as may be prohibited by law, it shall be entitled to recover reasonable attorneys’ fees and related costs and necessary disbursements. Pursuant to California Civil Code Section 1717, each party warrants that it was represented by counsel in the negotiation and execution of this Agreement, including the attorneys’ fees provision herein.

5.7 Waivers; Separability. The waiver by either party hereto of any right hereunder or any failure to perform or breach by the other party hereto shall not be deemed a waiver of any other right hereunder or any other failure or breach by the other party hereto, whether of the same or a similar nature or otherwise. No waiver shall be deemed to have occurred unless set forth in a writing executed by or on behalf of the waiving party. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

5.8 Notices. All notices and communications that are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or upon mailing by registered or certified mail, postage prepaid, return receipt requested, as follows:

If to the Company, to:

Design Within Reach, Inc.

225 Bush Street

20th Floor

San Francisco, CA 94104

Attention: Chairman of the Board

Tel: 415-676-6500

Fax: 415-676-6871

With a copy to:

Robert E. Burwell

Latham & Watkins LLP

12636 High Bluff Drive

Suite 400

San Diego, CA 92130

Tel: 858-523-5400

Fax: 858-523-5450

If to the Executive, to:

Ray Brunner

15 Tamalpias Avenue

Belvedere, CA

With a copy to:

[optional Executive attorney contact information]

or to such other address as may be specified in a notice given by one party to the other party hereunder.

5.9 Entire Agreement; Amendments. This Agreement, the referenced stock option plan and agreements, the Proprietary Information and Investment Assignment Agreement and the Indemnification Agreement entered into as of March 31, 2008 contain the entire agreement and understanding of the parties with respect to the Executive’s employment, and supersede and replace all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

5.10 Withholding. The Company will withhold from any payments due to the Executive hereunder, all taxes, FICA or other amounts required to be withheld pursuant to any applicable law.

5.11 Headings Descriptive. The headings of sections and paragraphs of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

5.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, but all of which together will constitute but one and the same instrument.

[This space left blank intentionally; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date and year first above written.

DESIGN WITHIN REACH, INC.

/s/ John Hansen
By:	John Hansen
Title:	Chairman

RAY BRUNNER

/s/ Ray Brunner